                                                                     Page 1 of 2
                                                                    Exhibit (11)


                               THE LTV CORPORATION
                  Calculation of Basic Earnings Per Share (EPS)
                   (Dollar amounts in millions except for EPS)
                            (Share data in thousands)



                                                     Three Months Ended June 30,
                                         -----------------------------------------------
                                                   1999                     1998
                                         ------------------------ ----------------------
                                          Shares  Amount    EPS    Shares  Amount  EPS
                                         -------- ------ -------- -------- ------ ------

Net income (loss)                                 $ (58)                    $ 4

Preferred stock dividend
  requirements                                        -                       -
                                                  -----                     ---
                                                  $ (58)                    $ 4
                                                  =====                     ===
Weighted average share base:
  Shares issued                          105,546                  105,358
  Shares repurchased pursuant to share
     repurchase program                   (5,512)                  (5,512)
                                         -------                  -------
                                         100,034                   99,846
                                         =======                  =======
BASIC EARNINGS PER SHARE                                 $ (0.58)                 $ 0.03
                                                         =======                  ======



                                                 Six Months Ended June 30,
                                         --------------------------------------------------
                                                    1999                       1998
                                         -------------------------- -----------------------
                                          Shares   Amount    EPS     Shares  Amount   EPS
                                         --------- ------- -------- -------- ------ -------

Net income (loss)                                  $ (87)                     $ 23

Preferred stock dividend
  requirements                                        (1)                       (1)
                                                   -----                      ---
                                                   $ (88)                     $ 22
                                                   =====                      ====
Weighted average share base:
  Shares issued                           105,518                   105,339
  Shares repurchased pursuant to share
     repurchase program                    (5,512)                   (5,512)
                                          -------                   -------
                                          100,006                    99,827
                                          =======                   =======
BASIC EARNINGS PER SHARE                                   $ (0.88)                 $ 0.22
                                                            =======                  ======


                                                                     Page 2 of 2
                                                                    Exhibit (11)

                               THE LTV CORPORATION
                Calculation of Diluted Earnings Per Share (EPS)
                   (Dollar amounts in millions except for EPS)
                            (Share data in thousands)



                                                                     Three Months Ended June 30,
                                                  -------------------------------------------------------------------
                                                                 1999                               1998
                                                  --------------------------------   --------------------------------
                                                     Shares     Amount      EPS         Shares     Amount      EPS
                                                  -----------  --------  ---------   ----------- --------- ----------

Net income (loss)                                                $ (58)                              $ 4

Preferred stock dividend
     requirements                                                   -                                  -
                                                                 -----                               ---
                                                                   (58)                                4
Weighted average share base:
     Shares issued                                   105,546                            105,358
     Shares repurchased pursuant to share
        repurchase program                            (5,512)                            (5,512)
                                                     -------                            -------
                                                     100,034                             99,846
                                                     =======                            =======

Common Stock equivalent shares
     resulting from outstanding
     Series A Warrants, Stock
     Options and Restricted Stock                         (A)        -                      167        -
Common Stock issuable upon
     conversion of Series B
     Preferred Stock                                      (A)        -                       (A)       -
                                                     -------     -----                  -------      ---
                                                     100,034     $ (58)                 100,013      $ 4
                                                     =======     =====                  =======      ===

DILUTED EARNINGS PER SHARE                                               $ (0.58)                            $ 0.03
                                                                         =======                             ======



                                                                      Six Months Ended June 30,
                                                  ------------------------------------------------------------------
                                                                1999                               1998
                                                  -------------------------------   --------------------------------
                                                    Shares      Amount     EPS         Shares     Amount      EPS
                                                  ----------  --------- ---------   -----------  --------  ---------

Net income (loss)                                               $ (87)                             $ 23

Preferred stock dividend
     requirements                                                  (1)                               (1)
                                                                -----                              ----
                                                                  (88)                               22
Weighted average share base:
     Shares issued                                  105,518                            105,339
     Shares repurchased pursuant to share
        repurchase program                           (5,512)                            (5,512)
                                                    -------                            -------
                                                    100,006                             99,827
                                                    =======                            =======

Common Stock equivalent shares
     resulting from outstanding
     Series A Warrants, Stock
     Options and Restricted Stock                        (A)        -                      160        -
Common Stock issuable upon
     conversion of Series B
     Preferred Stock                                     (A)        -                       (A)       -
                                                    -------     -----                  -------     ----
                                                    100,006     $ (88)                  99,987     $ 22
                                                    =======     =====                  =======     ====

DILUTED EARNINGS PER SHARE                                              $ (0.88)                            $ 0.22
                                                                        =======                             ======


(A) Addition of these shares would result in antidilution.